EXHIBIT 10.25
Execution Copy

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (the “License Agreement”) is made as of December 31, 2001 (the “Effective Date”), in duplicate originals, and is by and between La Quinta Properties, Inc., a Delaware corporation, having an office and place of business at 909 Hidden Ridge, Suite 600, Irving, Texas 75038 (“Licensor”) and La Quinta Franchise, LLC, a Nevada limited liability company, having an office and place of business at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109 (“Licensee”).

STATEMENT

Licensor is the owner of many trademarks and service marks, and all related goodwill (as set forth on Schedule A annexed hereto), for use in connection with hotel and motel services and related restaurant services, including such rights which are registered and/or the subject of pending applications and filings throughout the world (hereinafter collectively the “Trademarks”).

Licensee now desires to obtain from Licensor, and Licensor has agreed to grant to Licensee, the right, license and privilege to use the Trademarks identified on Schedule A hereto, as well as future related trademarks and other related intellectual property rights which may be developed by Licensor and made a part of this License, on and in connection with the operation and management of franchised hotels, motels and restaurants and the advertising, promotion and offering of the franchised hotel, motel and restaurant services in the Territory, all as defined herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, it is agreed as follows:

Article I -  Definitions

1.1                                                                                 “Advertising Materials” shall mean all advertising and business materials used by Licensee which bear, feature or include any reference to the Trademarks and are used in connection with the Licensed Services.

1.2                                                                                 “Business Materials” shall mean and include all stationery, letterheads, envelopes, business cards, invoices, advertising and promotional materials, and all other business and commercial materials used by Licensee which bear the Trademarks.

1.3                                                                                 “Franchisee” shall mean any third party with which Licensee’s sublicensee(s) enter(s) into an agreement for the purpose of granting the right to sublicense, own, operate or manage one or more La Quinta Lodging Facilities which are identified by the Trademarks.

1.4                                                                                 “La Quinta Lodging Facilities” or “Facilities” shall mean those facilities where the Licensed Services are offered.

1.5                                                                                 “Licensed Services” shall mean the operation and management of franchised hotels, motels and restaurants identified by the Trademarks and the advertising, promotion and offering of the franchised hotel, motel and restaurant services identified by the Trademarks.

1.6                                                                                 “Specified Quality Standards” shall mean those standards of design, appearance and quality for the Licensed Services, Facilities, Business Materials and Advertising Materials which are consistent with the prestige and integrity of the Trademarks, and are of a level and type satisfactory to Licensor.

1.7                                                 “Territory” shall mean the World.

1.8                                                 “Trademarks” shall mean all of the trademarks, logos, names, brands and service marks identified in Schedule A (including those which are the subject of registration, application and use under the common law), which is annexed hereto and made a part hereof, and all combinations and derivatives thereof that Licensor may own in the future, and other related trademarks, if any, which may be developed by Licensor.  Schedule A shall be periodically updated to incorporate developed trademarks, no less frequently than once annually.  All use of such marks shall inure to the benefit of the owner of the Trademarks.

Article II -  Grant of License

2.1                                                 Licensor hereby grants to Licensee the exclusive, royalty-free right, license and privilege to use the Trademarks for and in connection with the Licensed Services in the Territory.  Licensee agrees that unless authorized or required by Licensor, it will not make, or authorize to be made, any use, directly or indirectly, of the Trademarks in connection with any other services not expressly discussed herein.

2.2                                                 Licensor hereby grants to Licensee the right, license and privilege to use one or more of the Trademarks as part of a composite trade name or corporate name, or as part of the composite name of a division or related company of Licensee, pursuant to its obligations under this Agreement, and in accordance with all of the terms and conditions of this Agreement.  Licensee may use the Trademarks on invoices, order forms, stationery, business cards and telephone and directory listings, provided that all such use of the Trademarks shall be made in conformity with guidelines established by Licensor.

2.3                                                                                 All rights with respect to the use of the Trademarks which have not been granted hereunder are expressly reserved by Licensor for its own use and benefit, including without limitation, (i) the right to grant license rights to any third party, including but not limited to a subsidiary or affiliated company, to use the Trademarks in connection with the ownership and operation of hotels, motels and restaurants; (ii) the right to grant license rights to any third party, including but not limited to a subsidiary or affiliated company, to use the Trademarks in connection with the ownership and operation of a web site relating to the offering of hotel, motel and restaurant services; (iii) the right to grant license rights to any third party to use the Trademarks to offer hotel, motel and restaurant services on a third party web site; and (iv) the right to use or grant the right to any third party to use any of the Trademarks as part of a domain name.

2.4                                                                                 Licensee shall have the right under this License Agreement to sublicense directly or indirectly the rights, license and privileges granted hereunder to sublicensees and/or Franchisees.  Any agreement granting a sublicensee or Franchisee the right to use or further sublicense (with respect solely to sublicensees) the Trademarks shall contain reasonable provisions, similar to those contained in this License Agreement, with respect to Specified Quality Standards.

2.5                                                                                 Licensee recognizes that Licensor previously entered into a license agreement with La Quinta Inns, Inc. (“LQI”), pursuant to which, Licensor granted LQI the nonexclusive right and license to use the Trademarks in connection with the operation of franchised hotels and hotel related services (including restaurants) in Canada (the “Canadian License”).  Licensee also recognizes that Licensor previously entered into a license agreement with LQI pursuant to which, Licensor granted to LQI the nonexclusive right and license to use the Trademarks in connection with the operation of franchised hotels and hotel related services (including restaurants) in the United States (the “U.S. License”).  Licensor hereby assigns and Licensee hereby accepts and agrees to be bound by, effective as of the Effective Date of this License Agreement, the Canadian License, the U.S. License and all of Licensor’s rights thereunder, including, but not limited to, Licensor’s right to collect the Earned Royalties, as defined therein.

Article III -  Effective Date and Duration

3.1                                                                                 This License Agreement and the license herein shall continue in perpetuity, unless sooner terminated as herein provided or otherwise agreed between the parties.

Article IV -  Quality Control and Prestige of the Trademarks

4.1                                                                                 Licensee agrees that the Licensed Services and the Facilities covered by this

Agreement and the Advertising Materials and Business Materials used therewith shall be of such style, appearance, distinctiveness and quality as to protect and enhance the prestige of Licensor, its Trademarks and the goodwill pertaining thereto; that the Licensed Services will be advertised, marketed, promoted and offered in accordance with all applicable laws and regulations; and that the policy of sale and exploitation by Licensee shall be of a high standard.  The quality of the Licensed Services and the Facilities, as well as the quality of all Business Materials and Advertising Materials shall meet and satisfy the Specified Quality Standards.

4.2                                                                                 Licensee agrees that the Trademarks are well recognized by the trade and public and are of great importance and value to Licensor.  Accordingly, Licensee agrees that its use of the Trademarks shall be in a commercially acceptable and responsible manner and style to protect and enhance the prestige of the Trademarks and Licensor, and only in connection with the Licensed Services, the Facilities and the Advertising Materials and Business Materials associated therewith.

4.3                                                                                 The Facilities shall retain appearances which conform in all respects to the signage, design, layout, appearance, style, taste, decoration and location approved and established by Licensor in accordance with the Specified Quality Standards.

4.4                                                                                 In furtherance of the purpose and intent expressed above, Licensee shall, upon

Licensor’s reasonable request, supply to Licensor or a designated subsidiary of Licensor (the “Reviewing Party”), samples of any Business Materials and Advertising Materials that include the Trademarks to ensure that such Business Materials and Advertising Materials are in compliance with the Specified Quality Standards.  These submissions shall be with respect to any Business Materials and Advertising Materials which are not otherwise prepared or previously approved by Licensor or the Reviewing Party and which vary from Licensor’s standard advertising and promotional materials.  Licensee shall, upon the Reviewing Party’s reasonable request, permit reasonable inspection of the Facilities during business hours by the Reviewing Party to inspect the Facilities to ensure that the operations and methods of offering the Licensed Services, and the like, that include the use of the Trademarks, are in compliance with the Specified Quality Standards.

4.5                                                                                 Licensor shall have the right to impose upon Licensee, as necessary, other additional specifications or requirements not provided for under this Agreement to maintain control over the Licensed Services to ensure that the requisite quality standard is being maintained in connection with the offering of the Licensed Services for which the Trademarks are used.

4.6                                                                                 In the event Licensor determines that any Licensed Services, Facilities or the Advertising Materials or Business Materials created by Licensee do not comply with the Specified Quality Standards, Licensor or the Reviewing Party shall advise Licensee of all matters requiring change or improvement and Licensee shall comply in all respects with Licensor’s or the Reviewing Party’s directions.   Licensee shall be responsible for the costs of developing and making representative samples of those Business Materials and Advertising Materials which are submitted to Licensor or the Reviewing Party pursuant to paragraph 4.4 herein.

4.7                                                                                 The Reviewing Party shall provide a report to Licensee, and a copy to Licensor of the same, within a reasonable period of time after the Reviewing Party’s inspection of a Facilities or examination of Licensee’s Advertising Materials and/or Business Materials which shall set forth whether the Facilities, Advertising Materials and/or Business Materials were in compliance with the Specified Quality Standards.

Article V -  Property of Licensor

5.1                                                                                 Licensee recognizes the great value of the goodwill associated with the Trademarks and the identification of the Licensed Services with the Trademarks, and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto, are the exclusive property of and solely owned by Licensor, or its successor in interest.  Licensee will at all times hold out and represent Licensor, or its successor in interest, to be the owner of the Trademarks and that Licensee is a Licensee of Licensor.

5.2                                                                                 All use by Licensee of the Trademarks shall be deemed to inure to the benefit of

Licensor.  To the extent any rights in and to the Trademarks are deemed to accrue to Licensee, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to Licensor.

5.3                                                                                 Licensee agrees that it shall cause appropriate indicia of ownership of the Trademarks (as required or approved by Licensor or as required by law) to appear on or within all Advertising Materials and Business Materials.

5.4                                                                                 Licensee agrees to use the Trademarks only in connection with the Licensed Services, Facilities, Business Materials and Advertising Materials and otherwise as specifically permitted herein and will not use the Trademarks for any other purpose or for the benefit of any other party.

5.5                                                                                 Licensor agrees that it shall undertake to register the Trademarks in those countries mutually agreed upon by Licensor and Licensee, where they are not currently the subject of application or registration, as shall be reasonably necessary or appropriate.  The expenses incurred by Licensor in applying and registering the Trademarks in such other countries shall be paid for by Licensor.

Article VI -  Trademark Protection

6.1                                                                                 Licensee agrees to assist Licensor, to the extent reasonably required or requested by Licensor, to preserve, maintain and enforce the Trademarks in the Territory.

6.2                                                                                 Licensor and Licensee each recognize that it is important to protect the

Trademarks from infringement or encroachment in the Territory.  Therefore, except to the extent expressly prohibited or limited by applicable law, Licensor authorizes Licensee to commence and prosecute any claims or suits for infringement in Licensee’s own name as exclusive licensee, joining Licensor or any other necessary related company as a party if advisable or if required by the law of the particular forum.  If Licensee elects not to proceed to take action against a particular infringement under this Agreement, Licensor may choose to proceed and to join Licensee as a party, at Licensor’s sole cost and expense.  If such action is commenced by Licensor, Licensee shall cooperate fully.

6.3                                                                                 If Licensee cannot take unilateral action to enforce the Trademarks, Licensor agrees that it shall either join Licensee as a complaining party or it shall commence proceedings in Licensor’s own name or take any other action necessary or advisable to protect the Trademarks from infringement.  Licensor shall also be obligated to take such action or to commence proceedings to protect the Trademarks in the Territory.  The costs and expenses of any such action or proceedings shall be apportioned in accordance with the terms and conditions to be agreed upon between Licensor and Licensee, at that time.

6.4                                                                                 If there is any monetary recovery in any action prosecuted by Licensee on its own, Licensee shall have the right to retain all such amounts recovered, unless the parties shall agree otherwise.

6.5                                                                                 Licensee agrees that it will not, during the term of this License Agreement or thereafter, contest the Licensor’s ownership, title or rights in and to the Trademarks, or contest the validity of this License Agreement or its binding effect on Licensee.

Article VII -  Sublicense

7.1                                                                                 Licensor and Licensee shall consult in good faith concerning any proposed sublicensing arrangement and Licensor shall not unreasonably delay, deny or withhold any consent or approval.  In all sublicensing arrangements, Licensee shall retain all payment of royalties for sublicensee’s performance pursuant to the sublicense. Any sublicense agreement shall be conditioned on (a) the sublicensee in writing assuming all of the Licensee’s obligations under this Agreement and (b) Licensee remaining liable with respect to such obligations.

Article VIII -  Termination for Insolvency Or Bankruptcy of Licensee

8.1                                                                                 If Licensee files a petition in bankruptcy, or by equivalent proceeding is adjudicated a bankrupt, or a petition in bankruptcy is filed against Licensee, or if Licensee becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee, this License Agreement and the license hereby granted shall automatically terminate without any notice, to the extent allowed by applicable law.  In the event this License Agreement and the license granted herein are so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns, shall have no right to sell, exploit or in any way deal with or in any of the Licensed Services covered by this License Agreement or use any Business Materials, Advertising Materials or other items bearing the Trademarks except with and under the special consent and instruction of Licensor, with such consent and instruction to be in written form.

8.2                                                                                 The non-assumption of this License Agreement by a trustee presiding over a bankruptcy proceeding pursuant to any bankruptcy law where the Licensee is named as a debtor in said proceedings shall operate to automatically terminate this License Agreement and the license hereby granted, without any notice whatsoever being necessary, effective as of the date of the commencement of the bankruptcy proceedings.

Article IX -  Termination for Breach

9.1                                                                                 Except as otherwise agreed between the parties, and as provided herein, if Licensee violates any of its material obligations hereunder, Licensor shall have the right to terminate this License Agreement and the license herein granted, by giving to Licensee written notice of such breach and intent to terminate this License Agreement.  Unless Licensee cures such breach within 30 days after receipt of such written notice or such other extended time period as the parties shall mutually agree, this License Agreement and the license granted herein shall automatically terminate on the 30th day (or extended period), unless otherwise agreed.  Termination of this License Agreement and the license hereby granted shall be without prejudice to any rights or remedies which Licensor may otherwise have against Licensee.

Article X -  Consequences of Expiration or Termination of This Agreement

10.1                                                                           Upon and after the termination of this License Agreement and the licenses herein granted as to any or all of the and Licensed Services for whatever reason, all rights granted to Licensee hereunder to use the Trademarks for such Licensed Services shall cease immediately.

10.2                                                                           From and after the termination of this License Agreement and the licenses herein granted as to any or all of the Licensed Services, Licensee agrees not to make references to the Trademarks in its Advertising Materials or its Business Materials or make reference to having been formerly associated with or licensed by Licensor, as to such services.  Licensee agrees that it shall return to Licensor all Advertising Materials and Business Materials previously provided by Licensor and shall destroy all Advertising Materials and Business Materials bearing the Trademarks, which were created by Licensee for use in connection with the Licensed Services and Facilities pursuant to this License Agreement.

10.3                                                                           Upon and after the termination of this License Agreement and the licenses herein granted as to any or all of the Licensed Services, all rights as to such Licensed Services and use of the Trademarks granted to Licensee hereunder shall forthwith revert to Licensor without the need for any other formal or ratifying act.

10.4                                                                           Upon and after the termination of this License Agreement and the licenses herein granted as to any or all of the Licensed Services, Licensee will refrain from further use of the Trademarks or any further reference to them, direct or indirect, or of anything deemed by Licensor to be a simulation of the Trademarks or deceptively similar thereto.

10.5                                                                           Licensee recognizes that the unauthorized dissemination of any materials bearing or incorporating the Trademarks upon termination of this License Agreement, would cause irreparable damage to the prestige of Licensor, to the Trademarks and to the goodwill pertaining thereto.  Accordingly, Licensee covenants and agrees that it shall comply with all direction and instruction of Licensor concerning the use of the Trademarks.

Article XI -  Equitable Relief

11.1                                                                           Licensee acknowledges and admits that there would be no adequate remedy at law for its failure to comply with any of the material terms and conditions hereof, and Licensee agrees that, in the event of any such failure, Licensor shall be entitled to equitable relief by way of temporary restraining order, temporary injunction and permanent injunction and such other and further relief as any court with jurisdiction may deem proper.

Article XII -  Indemnity

12.1                                                                           Licensee hereby indemnifies Licensor and undertakes to defend and hold Licensor harmless from any claims, suits, loss and damage (including reasonable attorneys’

fees) arising out of any allegedly unauthorized use of any Trademark, patent, process, idea, method, design, copyright or device by Licensee in connection with the Licensed Services covered by this License Agreement or any other alleged action by Licensee, any sublicensees or Franchisees and also from any claims, suits, loss and damage (including reasonable attorneys’ fees) arising out of the offering of the Licensed Services.

12.2                                                                           Licensor hereby indemnifies Licensee and undertakes to defend and hold Licensee, harmless from any claims, suits, loss and damage (including reasonable attorneys’ fees) sustained by Licensee as a result of claims that Licensee’s, its sublicensee’s and Franchisees’ use of the Trademarks infringe or violate the rights of others.  Licensee shall advise Licensor of any such claims made against Licensee, its sublicensees and/or Franchisees and Licensor shall be entitled to defend any such allegations through counsel of its own choosing.

12.3                                                                           Licensor assumes no responsibility to Licensee or to any third party with respect to the characteristics or quality of the Licensed Services provided by Licensee.  Licensee agrees to defend, indemnify, and hold harmless, Licensor, its subsidiaries, and affiliates and any successors or assigns of Licensor or any of the Trademarks, and their officers, directors, agents, and employees, against every claim, suit, loss, liability or damage whatsoever (including but not limited to the expenses of investigation of and defending against any claim or suit, any amount paid in settlement thereof, and attorney’s fees), relating to the characteristics or quality of the Licensed Services provided by or on behalf of Licensee, whether directly or through a sublicensee, franchisee or other person.  Licensee agrees to assume the defense of any action or claim which is within the scope of Licensee’s responsibilities to defend, indemnify, and hold harmless hereunder.  Licensor reserves the right to participate in any such action or claim with counsel of its own choosing at its own expense.

12.4                                                                           Licensee agrees that it will obtain and maintain, at its own expense, comprehensive general liability insurance from a recognized insurance company providing adequate protection naming Licensor as an additional insured against any claims, suits, losses or damages for which it may be required to indemnify Licensor hereunder.  Upon written request, Licensee will supply a copy of the related insurance policies to Licensor.

12.5                                                                           The indemnities set forth herein shall survive the expiration or termination of this License Agreement.

Article XIII -  Miscellaneous

13.1                                                                           All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if in writing and delivered personally or sent by overnight carrier or by telex or telecopier with receipt confirmed, to the respective parties to this License Agreement as follows:

                                a.             If to Licensor:

La Quinta Properties, Inc.

909 Hidden Ridge

Suite 600

Irving, Texas  75038

Attn:  Chief Executive Officer

b.             If to Licensee:

La Quinta Franchise, LLC

101 Convention Center Drive

Suite 850

Las Vegas, Nevada  89109

Attn:  Manager

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice.

13.2                                                                           The parties hereto shall not be liable for failure of performance hereunder if occasioned by war, declared or undeclared, fire, flood, interruption of transportation, embargo, accident, explosion, governmental orders, regulations, restrictions, priorities or rationing, or by strikes, lockouts, or other labor troubles, interfering with the supplies of raw materials entering into their production or any other cause beyond the control of the parties.  Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this License Agreement as heretofore defined.

13.3                                                                           Nothing herein contained shall be construed to place the parties in a relationship of partners or joint venturers and Licensee shall have no power to obligate or bind

Licensor in any manner whatsoever.

13.4                                                                           Any provision or provisions of this Agreement which in any way contravenes the laws of any state or country in which this Agreement is effective shall, in such state or country as the case may be, and to the extent of such contravention of local law, be deemed separable and shall not affect any other provision or provisions of this Agreement.

13.5                                                                           None of the terms of this License Agreement shall be deemed to be waived or modified, nor shall this License Agreement be terminated or discharged except by an agreement in writing signed by or on behalf of both parties.  There are no representations, promises, warranties, covenants or undertakings other than those contained in this License Agreement, which represent the entire understanding of the parties.

13.6                                                                           The failure of a party hereto to enforce, or the delay by a party hereto to enforce, any of its rights under this License Agreement shall not be deemed a continuing waiver or a modification by such party of any of the rights hereunder and a party may, within the time provided by the applicable law, commence appropriate legal or equitable proceedings to enforce any or all of its rights under this License Agreement and any prior failure to enforce or delay in enforcement shall not constitute a defense.

13.7                                                                           This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its provisions as to choice of law.

13.8                                                                           Licensor and Licensee shall each cooperate with one another in entering into and executing any other written agreements and applications necessary under the laws of any country or jurisdiction within the Territory to give this License Agreement full force and effect.

13.9                                                                           This License Agreement shall inure to the benefit of and shall be binding upon the parties, and their respective permitted successors, transferees and assigns; provided, however, that subject to paragraph 13.10 herein, Licensee may not assign all or any portion of this License Agreement without the express prior written consent of Licensor, which consent may be given or withheld in Licensor’s absolute discretion.

13.10                                                                     This Agreement may not be transferred or assigned by Licensee to an unrelated third party other than in connection with the sale, disposition or merger of Licensee’s company or business, or encumbered by a third party, except with Licensor’s express written consent.  The following circumstances shall not be deemed to be an assignment, and shall not require Licensor’s consent

a.                                       the sale or disposition of all or substantially all of the voting stock or assets of Licensee; or

b.                                      a public offering or sale to underwriters of capital stock by Licensee or any successor thereto or any acquisitions by or of Licensee through merger, purchase of assets or otherwise effected in whole or in part by issuance or reissuance of Licensee’s shares of capital stock.

13.11                                                                     Licensee agrees to comply, at its own expense, with all laws, ordinances, rules, regulations, and other requirements, relating to Licensee’s offering of Licensed Services, of all governmental units having jurisdiction pertaining to this License Agreement.

13.12                                                                     Each party shall be responsible for any duties, taxes or penalties imposed by any government on its respective products.

13.13                                                                     Except as expressly identified herein, there are and shall be no third party beneficiaries of this License Agreement.

[Signature Page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark License Agreement to be duly executed as of the date and year first written above.

LA QUINTA PROPERTIES, INC.

By:	/s/ DAVID L. REA
	Name:	David L. Rea
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

LA QUINTA FRANCHISE, LLC

By:	/s/ MICHAEL F. BUSHEE
	Name:	Michael F. Bushee
	Title:	Vice President

SCHEDULE A

Trademarks

Country	Trademark	Registration No./Serial No.
Argentina
	LA QUINTA	1,656,347

	LA QUINTA INN & DESIGN	1,656,565
Bahamas
	LA QUINTA	17,113
Belize
	LA QUINTA	7147
Bermuda
	LA QUINTA	26748
Bolivia
	LA QUINTA	62104—C
Brazil
	LA QUINTA	817936351

	LA QUINTA INN & WINDOW DESIGN	817936360
Canada
	LA QUINTA	TMA364525

	TELQUIK	111398200

	LQ LA QUINTA INN & SUITES & DESIGN	111008400

	RETURNS	111398100

	LA QUINTA INN & DESIGN	111008500

Chile
	LA QUINTA	443.212

	LA QUINTA INN & WINDOW DESIGN	443.213
Colombia
	LA QUINTA	190254

	LA QUINTA INN & WINDOW DESIGN	190253
Costa Rica
	LA QUINTA
Ecuador
	LA QUINTA	178—96
European Community
	LA QUINTA	002393205
Guatemala
	LA QUINTA	8806—94
India
	LA QUINTA	677305
Indonesia
	LA QUINTA	372248
Jamaica
	LA QUINTA	28,596
Mexico
	LA QUINTA	335462

	LA QUINTA	328,919

	TELQUIK	484,558

	LA QUINTA INN & WINDOW DESIGN	485,952

	LA QUINTA INN & WINDOW DESIGN	461,674
Netherlands Antilles
	LA QUINTA	18493
Nicaragua
	LA QUINTA	30,237 CC
Panama
	LA QUINTA	74714
United Kingdom
	LA QUINTA	1348734
United States
	LA QUINTA	1,080,641

	TELQUIK	1,078,158

	TEL QUIK (STYLIZED)	1,022,257

	LA QUINTA INN & CABALLERO DESIGN	1,199,980

	LA QUINTA (STYLIZED)	875,802

	CABCLUB	1,411,799

	LA QUINTA MOTOR INNS & DESIGN	1,393,579

	LA QUINTA MOTOR INNS & BUILDING DESIGN	1,393,578

	CABCLUB & DESIGN	1,411,800

	LA QUINTA BRAIN TRUST	1,429,660

	KING PLUS	1,623,015

	KEENTA	1,563,984

	RETURNS	1,572,636

	LA QUINTA INN & WINDOW DESIGN	1,841,032

	LA QUINTA INN & WINDOW DESIGN (WITH COLOR)	1,823,440

United States (cont)	FIRST LIGHT	2,076,246

	GOLD MEDAL	2,061,347

	LQ LA QUINTA INN & SUITES & DESIGN	2,298,693

	LQ LA QUINTA INN & SUITES AND DESIGN (COLOR)	2,300,509

	AN OASIS FROM THE WORLD	2,365,000

	CAFÉ QUINTA	76/029,804

	LA QUINTA ELINK	76/269,141

	WE’RE JUST YOUR STYLE	76/037,806
Venezuela
	LA QUINTA	S.003310

	LA QUINTA INN & WINDOW DESIGN	S.003002
State — Hawaii
	LA QUINTA & CABALLERO DESIGN	21389

State — Texas
	TEL—QUIK	31656

	LA QUINTA	46649